Exhibit 99.1

AMERICAN HOME [LOGO] FOR IMMEDIATE RELEASE


             American Home Mortgage Announces First Quarter Results

                      Earnings are $1.02 per diluted share

  Quarterly Loan Production is $13.2 Billion, Market Share Reaches Record 2.55%

        Company Increases Dividend Policy to $0.96 per share per quarter, or $3.84 per share on an annualized basis

             2006 Earnings Guidance of $4.85 to $5.15 is Reaffirmed

                   Other Comprehensive Income is $14.0 million


Melville, NY (April 26, 2006) - American Home Mortgage Investment Corp. (NYSE:
AHM) announced today results for the quarter ended March 31, 2006.


FINANCIAL HIGHLIGHTS
--------------------

Comparison of the Three Months Ended March 31, 2006 and 2005

o Revenue for the first quarter of 2006 was $233.1 million, compared to adjusted revenue of $164.0 million for the first quarter of 2005, an increase of 42.2%. GAAP revenue for the first quarter of 2005 was $235.3 million.
o Net earnings for the first quarter of 2006 were $54.5 million, compared to adjusted net earnings of $54.0 million for the first quarter of 2005, an increase of 0.8%. GAAP net earnings for the first quarter of 2005 was $125.4 million.
o Earnings per diluted share for the first quarter of 2006 were $1.02, compared to adjusted earnings per diluted share of $1.24 for the first quarter of 2005, a decrease of 17.7%. GAAP earnings per diluted share for the first quarter of 2005 was $2.99.
o Dividends per common share for the first quarter of 2006 were $0.91, compared to $0.71 for the first quarter of 2005, an increase of 28.2%.
o Book value per common share was $22.01 at March 31, 2006, compared to book value per common share of $19.41 at March 31, 2005, an increase of 13.4%.

Comparison of the Three Months Ended March 31, 2006 and December 31, 2005

o Revenue for the first quarter of 2006 was $233.1 million, compared to revenue of $150.5 million for the fourth quarter of 2005, an increase of 54.9%.
o Net earnings for the first quarter of 2006 were $54.5 million, compared to net earnings of $16.7 million for the fourth quarter of 2005, an increase of 226.1%.
o Earnings per diluted share for the first quarter of 2006 were $1.02, compared to earnings per diluted share of $0.27 for the fourth quarter of 2005, an increase of 277.8%.
o Dividends per common share for the first quarter of 2006 and the fourth quarter of 2005 were $0.91.
o Book value per common share was $22.01 at March 31, 2006, compared to book value per common share of $21.62 at December 31, 2005, an increase of 1.8%.

Michael Strauss, American Home's Chief Executive Officer, commented, "During the first quarter of 2006 our company regained its financial footing, with revenues and income for the quarter coming in slightly better than anticipated. In particular, our company's first quarter gain on sale margin from loans sold to third parties returned to a more typical rate of 1.27%, resulting in revenue from loans sold to third parties of $171.9 million. By contrast, in the fourth quarter of 2005, our gain on sale margin was 0.96%, resulting in revenue from loans sold to third parties of $105.4 million.

During the first quarter of 2006, our company's net interest income, including $3.9 million of carry earnings on free standing swaps, was $50.5 million, compared to $51.3 million, including $1.0 million of free standing swap carry earnings, in the fourth quarter of 2005. The $50.5 million of net interest income included $30.3 million of net interest income from our portfolio of securitized loans and mortgage securities, $9.4 million of net interest income from loans held for investment which are pending securitization, $18.6 million of net interest income on warehouse loans held for sale and $7.8 million of interest expense associated with trust preferred, servicing financing and other borrowings. By contrast, the $51.3 million of net interest income earned during the fourth quarter of 2005 consisted of $30.8 million of net interest income from our portfolio, $2.1 million of net interest income from investment loans pending securitization, $24.3 million of net interest income from warehouse loans held for sale, and $5.9 million of interest expense for trust preferred, servicing financing and other borrowings.

During the first quarter of 2006, our company's loan production was $13.2 billion compared to $13.6 billion in the fourth quarter of 2005. While production was down slightly on a quarter-over-quarter basis, our company's market share, based on Freddie Mac's projection of the national market, reached a record 2.55% of US originations in the first quarter, up sharply from our 2.02% share in the fourth quarter of 2005. During the first quarter each of our retail, wholesale and correspondent channels gained share.

Changes in the valuation of our assets had only a limited impact on our financial results in the first quarter. During the quarter our investment portfolio experienced a gain excluding carry earnings from free standing swaps, which increased income $4.5 million, and which resulted in other comprehensive income of $14.0 million. The gain was partially offset by write-downs and reserving associated with our servicing assets which reduced after-tax income by $4.5 million.

During the first quarter of 2006, our company added $970.3 million principal amount of self-originated loans to its investment portfolio. These loans had a market value of $991.2 million, but were carried at their cost basis of $977.2 million. Our company anticipates that its future period net interest income will be enhanced by adding self-originated loans to its investment portfolio that are carried at their cost. We also anticipate that the volume of self-originated loans added to our portfolio will increase in the second quarter due to the positive impact of seasonality on our total loan production.

Based upon our results and prospects, I am very pleased to announce that our Board of Directors has again voted to increase our dividend policy, increasing the quarterly policy to $0.96 per common share, or $3.84 per common share on an annualized basis. The increased dividend is expected to be effective for the dividends to be paid in July 2006. This is the twelfth increase in our quarterly dividends since our company began paying dividends in April 2001."

FIRST QUARTER RESULTS
---------------------

During the first quarter of 2006, American Home's mortgage loans and mortgage-backed securities in portfolio averaged $11.1 billion, and earned net interest income of $26.4 million equal to a net interest margin of 0.95%. In addition, during the quarter, the Company earned $3.9 million of positive carry on interest rate swaps which economically hedge the trading portion of the Company's portfolio. Under accounting rules these swaps are classified as free standing derivatives and consequently are not included in GAAP net interest income, but are instead included in unrealized gains and losses on mortgage backed securities and derivatives. For the first quarter, the combined net interest income and positive swap carry was $30.3 million, or 1.09% of average portfolio assets. By comparison, during the fourth quarter of 2005, the Company's mortgage loans and mortgage-backed securities portfolio averaged $10.5 billion and earned net interest income of $29.8 million equal to a net interest margin of 1.17%. During the fourth quarter, the Company had $1.0 million of positive carry on the interest rate swaps which economically hedge the trading portion of the Company's portfolio. Consequently, in the fourth quarter the combined net interest income and positive swap carry was $30.8 million, or 1.21% of average portfolio assets.

During the first quarter of 2006, American Home's inventory of loans averaged $9.6 billion, earned a net interest margin of 1.16% and earned net interest income of $28.0 million. This compares with an average balance of $8.6 billion, a net interest margin of 1.28% and net interest income of $26.4 million in the fourth quarter of 2005. During the first quarter of 2006, the Company had interest expense on trust preferred, servicing financing and other obligations of $7.8 million compared to $5.9 million during the fourth quarter of 2005.

At March 31, 2006, the composition of the Company's loans held for investment and MBS portfolio by type of loan was 60.5% 5/1 adjustable-rate mortgages ("ARMs"), 29.2% short reset ARMs, 3.1% 3/1 ARMs, 1.6% HELOC and closed end seconds and 5.6% other fixed and ARM types. The composition of the MBS portfolio by credit quality based on Standard & Poor's ratings was 93.5% Agency and AAA, 4.0% AA, A, BB and BBB and 2.5% unrated. On March 31, 2006, the MBS portfolio's duration, net of liabilities and hedges, was estimated to be 0.15 years and its projected average life was 2.60 years.

During the first quarter of 2006, the Company's loan production was $13.2 billion. Of the $13.2 billion, 49% of loans were to homebuyers while 51% were for refinancing. During the first quarter of 2006, the Company estimates its national market share reached 2.55%, based on Freddie Mac's recent forecast of national market size, compared to 2.02% in the fourth quarter of 2005 and 1.17% during the first quarter of 2005. At March 31, 2006, the Company employed approximately 2,680 loan officers and account executives, including call center representatives, but excluding sales assistants, compared to approximately 2,373 on December 31, 2005.

During the quarter, the Company continued to pursue its strategy of holding loans in its investment portfolio, which are carried at their cost, less any associated loan loss allowance. The amount of such loans placed into the investment portfolio during the quarter was $970.3 million. These loans had an excess of fair value over carrying value of $14.0 million, or 1.44% of principal.

During the quarter, the Company sold $13.5 billion of non-securitized loans to third parties for a gain, net of hedges, fees and direct costs, of $171.9 million.

During the quarter, the Company recognized realized and unrealized gains, net of hedges, on the value of its securities portfolio of $22.4 million, of which $8.4 million resulted in current period income, and $14.0 million resulted in other comprehensive income.

During the quarter, income associated with the Company's servicing assets was $5.7 million. Effective at the beginning of the first quarter, the Company adopted the newly issued Statement of Financial Accounting Standards No. 156 - Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140 ("SFAS 156") and elected the fair value option to subsequently measure its mortgage servicing rights ("MSRs"). Under the fair value option, all changes in the fair value of MSRs are reported in the income statement. The Company's results from servicing include $24.3 million of servicing fee revenue, $18.7 million of reduction in fair value due to servicing runoff and $0.1 million of gain due to higher interest rates reducing projected future runoff. In addition, the Company took a charge to retained earnings in the amount of $2.9 million as a result of its adoption of SFAS 156. At the end of the quarter, the principal amount of the loans being serviced including loans held for sale and loans held for investment was $34.8 billion, compared to $30.7 billion at the end of the fourth quarter.

The Company's total revenues for the quarter were $233.1 million. Of these revenues, $46.6 million was from net interest income, $171.9 million was from sales of newly originated mortgage loans including origination fees and net of hedges, $24.3 million was from mortgage servicing fees, $8.4 million was from realized and unrealized gains on mortgage securities held, net of hedges, and $1.8 million was from other sources. Revenues were decreased by $18.6 million of change in fair value of servicing assets and $1.3 million of provision for loan losses. During the quarter, the Company's expenses were $162.4 million, and the Company's pre-tax income was $70.7 million. During the quarter, the Company's taxable subsidiary had pre-tax income of $38.9 million resulting in tax expense of $16.2 million. Consequently, net income for the quarter was $54.5 million while preferred dividends were $3.3 million and net income available to common stockholders was $51.2 million, resulting in earnings per diluted share of $1.02. Book value attributable to common stockholders on March 31, 2006 was $1.1 billion, or $22.01 per common share, compared to $1.1 billion, or $21.62 per common share, on December 31, 2005.

EARNINGS GUIDANCE
-----------------

American Home is reaffirming its 2006 earnings guidance of $4.85 to $5.15 per diluted share. The Company expects the distribution of 2006 earnings among the year's quarters will be affected by seasonality in the Company's loan origination segment and by progressively increasing net interest income due to the Company's buildup of its investment portfolio.

DIVIDEND POLICY
---------------

American Home's dividend policy is increasing to $0.96 per share per quarter or $3.84 per share on an annualized basis. The dividend policy is increasing due to the Company's strong quarter, and its projected earnings for the balance of 2006. Investors are advised that the Company's earnings projections are based on a number of assumptions, and if such assumptions do not materialize the Company may not be able to maintain its dividend policy. The Company's dividend policy does not constitute an obligation to pay dividends, which only occurs when its Board of Directors declares a dividend. The dividend policy is subject to ongoing review by the Board of Directors based on, among other things, the Company's business prospects, financial condition, earnings projections and cash flow projections, and the Board may, when it deems doing so is advisable, lower or eliminate the dividend without prior notice.

OTHER COMPANY HIGHLIGHTS
------------------------

During the quarter, the Company completed its acquisition of Waterfield Financial. The Waterfield acquisition was closely aligned with the Company's strategy of growing its origination capabilities through acquisitions of established franchises available for purchase at reasonable prices. In connection with its acquisition of Waterfield, the Company acquired Waterfield's closed loan inventory which consisted of $559 million of residential mortgage loans.

ADJUSTED FINANCIAL MEASURES
---------------------------

Throughout this news release the terms adjusted revenues, adjusted net earnings, adjusted earnings per diluted share, adjusted net interest income, adjusted net interest margin and other similar terms are used to identify financial measures that are not prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The Company has been, and expects to continue to be managed on the basis of the adjusted financial measures. The adjusted financial measures should be read in conjunction with the Company's GAAP results. A reconciliation of the adjusted financial measures to financial measures prepared in accordance with GAAP is included on pages A-1 and A-2 of this release.

CONFERENCE CALL TODAY
---------------------

American Home will hold an investor conference call today, April 26, 2006, at 10:30 a.m., Eastern Time, to discuss earnings. Interested parties may listen to the live conference call by visiting the investor relations section of American Home's corporate website, www.americanhm.com. A replay of the online broadcast will be available on the site through May 10, 2006.

DIVIDEND REINVESTMENT & DIRECT STOCK PURCHASE AND SALE PLAN
-----------------------------------------------------------

American Home Mortgage Investment Corp. has established an Investors Choice Dividend Reinvestment & Direct Stock Purchase and Sale Plan for its shareholders. The plan offers affordable alternatives for buying and selling common stock of American Home Mortgage Investment Corp. Participants in the plan may also reinvest cash dividends and make periodic supplemental cash payments to purchase additional shares of the Company's common stock. If you have additional questions or would like to enroll in the plan, please contact the plan administrator, American Stock Transfer & Trust Company, at 1-888-777-0319 (toll free) or visit their website at www.amstock.com.

ABOUT AMERICAN HOME
-------------------

American Home Mortgage Investment Corp. is a mortgage real estate investment trust ("REIT") focused on earning net interest income from self-originated mortgage-backed securities and mortgage loans, and through its taxable subsidiaries, from originating and servicing mortgage loans for institutional investors. Mortgages are originated through a network of loan production offices as well as through mortgage brokers and correspondents and are serviced at the Company's Irving, Texas servicing center. For additional information, please visit the Company's website at www.americanhm.com.

FORWARD-LOOKING STATEMENTS
--------------------------

This news release contains "forward-looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," "opportunity," "potential," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.
                                       ###

CONTACT:
Mary M. Feder
Vice President, Investor Relations
American Home Mortgage Investment Corp.
(631) 622-6469
Mary.feder@americanhm.com

Financial Table Presentation

The following financial tables include GAAP, adjusted and reconciling information for the reasons and purposes described under the heading ADJUSTED FINANCIAL MEASURES herein.

                     Financial Tables to Follow on Next Page

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                              OPERATING STATISTICS

                                                                                        Three Months Ended
                                                                   -------------------------------------------------------------
                                                                   March 31,    Dec. 31,    Sept. 30,    June 30,     March 31,
                                                                     2006         2005        2005         2005         2005
                                                                   ---------    --------    ---------    --------    -----------
                                                                                                                         (1)
                                                                                                                     As Adjusted
                                                                   ---------    --------    ---------    --------    -----------
Mortgage Holdings Segment:
----------------------------------------------------------------
Average loans and mortgage-backed securities in portfolio
  ($ billions) (2)                                                      11.1        10.5          7.1         6.8            7.4
Interest income ($ millions)                                           154.9       138.0         84.5        77.1           78.2
Average portfolio yield                                                 5.60%       5.27%        4.76%       4.53%          4.23%

Interest expense ($ millions)                                          128.5       108.2         62.9        52.2           46.7
Average cost of funds and hedges                                        4.89%       4.36%        3.84%       3.29%          2.71%

Net interest income ($ millions)                                        26.4        29.8         21.6        24.9           31.5
Net interest margin                                                     0.95%       1.17%        1.24%       1.48%          1.70%

Interest carry on free standing derivatives ($ millions)                 3.9         1.0         -0.6        -2.7           -5.0
Net interest income including interest carry on
  free standing derivatives ($ millions)                                30.3        30.8         21.0        22.2           26.5
Net interest margin including interest carry on free standing
  derivatives                                                           1.09%       1.21%        1.21%       1.32%          1.43%

Net change in mortgage-backed securities ($ billions)                   -1.0         1.4          1.2        -0.7           -1.6
Additions to loans in portfolio ($ billions)                             1.0         2.1          1.3         0.1            0.0
Principal repayments of loans in portfolio ($ billions)                  0.2         0.0          0.0         0.0            0.0
Net additions to loans in portfolio ($ billions)                         0.8         2.1          1.3         0.1            0.0
Loans and mortgage-backed securities held - end of period
  ($ billions)                                                          13.9        14.1         10.7         7.1            7.2
Mortgage-backed securities period end duration gap (in years)           0.15       -0.03         0.17        0.08           0.09

Loan Origination Segment:
----------------------------------------------------------------
Loan originations ($ billions) (3)                                      13.2        13.6         13.7        10.8            7.2
  Refinance                                                               51%         51%          46%         41%            48%
  ARM                                                                     51%         50%          48%         50%            53%

Average mortgage loans, net ($ billions)                                 9.6         8.6          5.7         3.9            2.8
Net interest income excluding trust preferred and other interest
  expense ($ millions)                                                  28.0        26.4         28.5        23.0           18.9
Net interest margin excluding trust preferred and other interest
  expense                                                               1.17%       1.28%        2.12%       3.86%          2.70%
Trust preferred and other interest expense ($ millions)                  4.7         3.3          2.0         0.8            0.4
Net interest income ($ millions)                                        23.3        23.1         26.5        22.2           18.5
Net interest margin                                                     0.97%       1.12%        1.98%       2.34%          2.65%
Loans securitized and held ($ billions)                                  0.0         0.0          1.2         0.4            1.3
Loans securitized and sold ($ billions)                                  0.0         0.0          1.3         5.4            2.5
Loans sold to third parties ($ billions)                                13.5        11.0          9.9         4.5            3.1

Gain on sales of loans, net of hedge gains ($ millions) (4)            171.9       105.4        176.5       182.6          112.9
Excess of fair value over carrying value of loans added
  to investment portfolio ($ millions)                                  14.0        30.2         26.5         1.3            0.0
                                                                   ---------    --------    ---------    --------    -----------
           Total ($ millions)                                          185.9       135.6        203.0       183.9          112.9
                                                                   ---------    --------    ---------    --------    -----------

Gain on sales of loans, net of hedge gains (% of principal) (4)         1.27%       0.96%        1.42%       1.78%          1.64%
Excess of fair value over carrying value of loans added
  to investment portfolio (% of principal)                              1.44%       1.43%        2.02%       0.95%          0.00%
           Total (% of principal)                                       1.28%       1.03%        1.48%       1.77%          1.64%
Applications accepted ($ billions)                                      20.8        17.8         19.7        17.3           13.0
Application pipeline ($ billions)                                       11.8         9.2         11.6        10.7            8.4

                                                                   March 31,    Dec. 31,    Sept. 30,    June 30,      March 31,
                                                                     2006         2005        2005         2005         2005
                                                                   ---------    --------    ---------    --------    -----------
Loan Servicing Segment:
----------------------------------------------------------------
Loan servicing portfolio - total with warehouse ($ billions)            34.8        30.7         27.5        24.7           19.9
Loan servicing portfolio - loans sold or securitized
  ($ billions)                                                          29.0        25.0         24.2        22.6           18.2
Interest expense ($ millions)                                            3.1         2.6          1.3         2.0            1.4
Weighted average note rate                                              6.09%       5.79%        5.73%       5.62%          5.21%
Weighted average service fee                                           0.329%      0.330%       0.331%      0.336%         0.344%
Average age (in months)                                                   14          15           13          13             14

Notes:

(1) Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 and A-2.

(2) Excludes loans held pending securitization.

(3) Loan originations of $13.2 billion in the first quarter of 2006 exclude $559 million of loans purchased in the Waterfield acquisition.

(4) Prior to the fourth quarter of 2005, includes gain on current period securitizations, net of hedge gains.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)

                                                                                     Three Months Ended
                                                               ---------    ---------    ---------    ---------    ---------
                                                               March 31,    Dec. 31,     Sept. 30,    June 30,     March 31,
                                                                 2006         2005         2005         2005         2005
                                                               ---------    ---------    ---------    ---------    ---------
                                                                                                                     (1)
                                                                                                                      As
                                                                                                                   Adjusted
                                                               ---------    ---------    ---------    ---------    ---------
Net interest income:
  Interest income                                              $ 300,613    $ 265,435    $ 180,038    $ 135,318    $ 119,969
  Interest expense                                              (254,035)    (215,057)    (133,169)     (90,336)     (71,325)
                                                               ---------    ---------    ---------    ---------    ---------
       Net interest income                                        46,578       50,378       46,869       44,982       48,644
                                                               ---------    ---------    ---------    ---------    ---------
  Provision for loan losses                                       (1,311)      (2,142)          --           --           --
                                                               ---------    ---------    ---------    ---------    ---------
       Net interest income after provision for loan losses        45,267       48,236       46,869       44,982       48,644
                                                               ---------    ---------    ---------    ---------    ---------
Non-interest income:
  Gain on sales of mortgage loans                                171,907       98,777      123,658       77,377       35,253
  Gain on sales of current period securitized mortgage loans          --           --       19,960      104,377       44,661
  (Loss) gain on sales of mortgage-backed securities and
    derivatives                                                     (850)      38,068        6,116          620        4,732
  Unrealized gain (loss) on mortgage-backed securities and
    derivatives                                                    9,315      (44,778)     (10,965)     (10,292)      20,236

  Loan servicing fees                                             24,333       26,715       21,099       16,970       14,163
  Amortization and impairment of mortgage servicing rights            --      (18,745)      (3,478)     (33,230)      (5,204)
  Change in fair value of mortgage servicing rights              (18,621)          --           --           --           --
                                                               ---------    ---------    ---------    ---------    ---------
       Net loan servicing fees (loss)                              5,712        7,970       17,621      (16,260)       8,959
                                                               ---------    ---------    ---------    ---------    ---------

  Other non-interest income                                        1,769        2,181        1,585        2,543        1,466
                                                               ---------    ---------    ---------    ---------    ---------
       Non-interest income                                       187,853      102,218      157,975      158,365      115,307
                                                               ---------    ---------    ---------    ---------    ---------
Non-interest expenses:
  Salaries, commissions and benefits, net                         99,267       95,237      101,378       94,859       68,475
  Occupancy and equipment                                         17,970       16,459       15,328       14,397       12,671
  Data processing and communications                               7,126        6,402        6,479        5,957        5,950
  Office supplies and expenses                                     4,332        4,612        5,024        5,657        4,429
  Marketing and promotion                                          5,800        5,951        5,104        5,126        4,130
  Travel and entertainment                                         6,753        6,982        4,670        5,427        3,928
  Professional fees                                                5,331        3,586        3,744        3,432        3,470
  Other                                                           15,882       10,946        7,360        6,843        6,869
                                                               ---------    ---------    ---------    ---------    ---------
       Non-interest expenses                                     162,461      150,175      149,087      141,698      109,922
                                                               ---------    ---------    ---------    ---------    ---------
Net income before income tax expense (benefit)                    70,659          279       55,757       61,649       54,029

Income tax expense (benefit)                                      16,200      (16,419)       2,549       (3,851)          --
                                                               ---------    ---------    ---------    ---------    ---------
Net income                                                     $  54,459    $  16,698    $  53,208    $  65,500    $  54,029
                                                               =========    =========    =========    =========    =========
Dividends on preferred stock                                       3,305        3,304        3,304        3,304        3,305
                                                               ---------    ---------    ---------    ---------    ---------
Net income available to common shareholders                    $  51,154    $  13,394    $  49,904    $  62,196    $  50,724
                                                               =========    =========    =========    =========    =========

  Per share data:
    Basic                                                      $    1.03    $    0.27    $    1.10    $    1.54    $    1.26
    Diluted                                                    $    1.02    $    0.27    $    1.09    $    1.52    $    1.24

    Weighted average number of shares - basic                     49,715       49,605       45,174       40,384       40,308
    Weighted average number of shares - diluted                   50,070       49,998       45,669       40,886       40,811

Note:

(1) - Adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

Please refer to the detailed reconciliation of the Company's GAAP and as adjusted results on pages A-1 and A-2.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                             (Dollars in thousands)

                                                    March 31,      December 31,    September 30,      June 30,       March 31,
                                                       2006            2005            2005             2005            2005
                                                   ------------    ------------    -------------    ------------    ------------
Assets:
  Cash and cash equivalents                        $    572,591    $    575,650    $     624,424    $    197,375    $    162,762
  Accounts receivable and servicing advances            327,586         329,132          335,736         116,835         103,295
  Mortgage-backed securities                          9,580,963      10,602,104        9,208,172       6,917,986       7,181,170
  Mortgage loans held for sale, net                   1,589,613       2,208,749        1,901,293       1,965,074       1,627,891
  Mortgage loans held for investment, net             4,315,384       3,479,721        1,445,429         134,597              --
  Derivative assets                                     102,267          44,594           67,185          35,756          73,383
  Mortgage servicing rights, net                        371,974         319,671          300,659         261,839         228,412
  Premises and equipment, net                            75,594          68,782           64,174          61,441          55,986
  Goodwill                                              110,330          99,527           99,268          98,826          92,745
  Other assets                                           30,708          26,815           31,697          21,185          49,332
                                                   ------------    ------------    -------------    ------------    ------------
      Total assets                                 $ 17,077,010    $ 17,754,745    $  14,078,037    $  9,810,914    $  9,574,976
                                                   ============    ============    =============    ============    ============
Liabilities and Stockholders' Equity:
Liabilities:
  Warehouse lines of credit                        $  1,754,581    $  3,474,191    $   2,165,154    $    665,697    $    658,686
  Drafts payable                                         16,377          20,754           18,763          26,538          28,391
  Commercial paper                                    1,073,630       1,079,179        1,334,296       1,291,684         858,382
  Reverse repurchase agreements                       8,899,050       9,806,144        8,041,579       6,337,630       6,720,167
  Collateralized debt obligations                     2,905,199       1,057,906               --              --              --
  Payable for securities purchased                      215,114         261,539          554,717              --              --
  Derivative liabilities                                  7,512          16,773               --           6,195           1,945
  Trust preferred securities                            204,018         203,688           96,964          48,414              --
  Accrued expenses and other liabilities                385,392         277,476          239,382         177,761         176,859
  Notes payable                                         330,714         319,309          305,766         256,060         159,339
  Income taxes payable                                   51,016          30,770           56,310          47,753          54,250
                                                   ------------    ------------    -------------    ------------    ------------
    Total liabilities                                15,842,603      16,547,729       12,812,931       8,857,732       8,658,019
                                                   ------------    ------------    -------------    ------------    ------------
Stockholders' Equity:

  Preferred stock                                       134,040         134,040          134,040         134,040         134,040
  Common stock                                              500             496              496             405             403
  Additional paid-in capital                            958,175         947,512          946,105         638,595         632,828
  Retained earnings                                     206,512         203,778          235,556         224,442         193,064
  Accumulated other comprehensive loss                  (64,820)        (78,810)         (51,091)        (44,300)        (43,378)
                                                   ------------    ------------    -------------    ------------    ------------
    Total stockholders' equity                        1,234,407       1,207,016        1,265,106         953,182         916,957
                                                   ------------    ------------    -------------    ------------    ------------

      Total liabilities and stockholders' equity   $ 17,077,010    $ 17,754,745    $  14,078,037    $  9,810,914    $  9,574,976
                                                   ============    ============    =============    ============    ============

Number of shares outstanding - preferred              5,600,000       5,600,000        5,600,000       5,600,000       5,600,000
Number of shares outstanding - common                50,004,965      49,639,646       49,590,821      40,538,479      40,335,255

             AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Unaudited)
                    (In thousands)

                                                                                       Three Months Ended
                                                             -------------------------------------------------------------------
                                                              Mar. 31,       Dec. 31,       Sept. 30,     June 30,     Mar. 31,
                                                                2006           2005           2005          2005         2005
                                                             -----------    -----------    -----------    ---------    ---------
Preferred stock
Balance at end of period                                     $   134,040    $   134,040    $   134,040    $ 134,040    $ 134,040
                                                             -----------    -----------    -----------    ---------    ---------
Common stock
Balance at beginning of period                               $       496    $       496    $       405    $     403    $     403
Issuance of common stock - earnouts                                    3             --             --            2           --
Issuance of common stock - Omnibus Stock Plan                          1             --              1           --           --
Issuance of common stock - offering                                   --             --             90           --           --
                                                             -----------    -----------    -----------    ---------    ---------
Balance at end of period                                     $       500    $       496    $       496    $     405    $     403
                                                             -----------    -----------    -----------    ---------    ---------
Additional paid-in capital
Balance at beginning of period                               $   947,512    $   946,105    $   638,595    $ 632,828    $ 631,530
Issuance of common stock - earnouts                                9,555             --            139        5,005          846
Issuance of common stock - Omnibus Stock Plan                        651            857            488          588          311
Issuance of common stock - offering                                   --             --        304,033           --           --
Stock-based employee compensation expense                            410             --             --           --           --
Tax benefit for stock options exercised                               --            434          2,638           --           --
Restricted shares amortization                                        47            116            212          174          141
                                                             -----------    -----------    -----------    ---------    ---------
Balance at end of period                                     $   958,175    $   947,512    $   946,105    $ 638,595    $ 632,828
                                                             -----------    -----------    -----------    ---------    ---------
Retained earnings
Balance at beginning of period                               $   203,778    $   235,556    $   224,442    $ 193,064    $  99,628
Cumulative-effect adjustment as of beginning of period (1)        (2,917)            --             --           --           --
Net income                                                        54,459         16,698         53,208       65,500      125,380
Dividends declared                                               (48,808)       (48,476)       (42,094)     (34,122)     (31,944)
                                                             -----------    -----------    -----------    ---------    ---------
Balance at end of period                                     $   206,512    $   203,778    $   235,556    $ 224,442    $ 193,064
                                                             -----------    -----------    -----------    ---------    ---------
Other comprehensive loss
Balance at beginning of period                               $   (78,810)   $   (51,091)   $   (44,300)   $ (43,378)   $ (39,339)
Unrealized (loss) gain on mortgage-backed securities             (35,765)        (7,730)       (15,918)       6,901      (24,435)
Gain (loss) on cash flow hedges, net of amortization              49,755        (19,989)         9,127       (7,823)      20,396
                                                             -----------    -----------    -----------    ---------    ---------
Balance at end of period                                     $   (64,820)   $   (78,810)   $   (51,091)   $ (44,300)   $ (43,378)
                                                             -----------    -----------    -----------    ---------    ---------

Total stockholders' equity                                   $ 1,234,407    $ 1,207,016    $ 1,265,106    $ 953,182    $ 916,957
                                                             ===========    ===========    ===========    =========    =========

Note:

(1) Effective January 1, 2006, the Company adopted SFAS 156 and elected the fair value option to subsequently measure its MSRs.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                                     Three Months Ended
                                                        ---------------------------------------------------------------------------
                                                          Mar. 31,        Dec. 31,       Sept. 30,        June 30,       Mar. 31,
                                                            2006            2005            2005            2005           2005
                                                        ------------    ------------    ------------    ------------    -----------
Cash flows from operating activities:
Net income                                              $     54,459    $     16,698    $     53,208    $     65,500    $   125,380
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
Depreciation and amortization                                  3,953           3,454           3,098           2,739          2,439
Provision for loan losses                                      1,311           2,142              --              --             --
Change in fair value of mortgage servicing rights             18,621              --              --              --             --
Amortization and impairment of mortgage servicing
  rights                                                          --          18,745           3,478          33,230          5,082
Accretion and amortization of mortgage-backed
  securities, net                                              2,331           1,509          (2,571)         (1,169)         4,593
Deferred cash flow hedge gain (loss), net of
  amortization                                                 3,909            (346)          1,689           1,738         17,052
Loss on sales of mortgage-backed securities and
  derivatives                                                     --             876           2,819             447          3,336
Unrealized loss (gain) on mortgage-backed securities           3,090          40,968          74,595          (4,533)        51,003
Unrealized (gain) loss on free standing derivatives           (4,765)          6,149         (31,137)         25,903        (40,312)
(Decrease) increase in forward delivery contracts            (24,041)         24,124         (13,547)         13,930         (9,595)
Capitalized mortgage servicing rights on securitized
  loans                                                           --              --         (27,536)        (62,629)       (79,711)
Capitalized mortgage servicing rights on sold loans          (69,768)        (37,757)        (14,762)         (4,027)        (2,347)
Decrease (increase) in interest rate lock commitments          7,131         (10,508)         14,501          (6,264)           210
Decrease (increase) in mortgage loan basis
  adjustments                                                  4,731         (32,201)        (12,649)        (10,584)        30,954
Other                                                           (198)           (645)          2,196          (2,155)         1,177
(Increase) decrease in operating assets:
       Accounts receivable                                     6,829          18,156        (218,519)        (14,401)        12,952
       Servicing advances                                     (3,281)        (11,552)           (382)            861            731
       Income taxes receivable                                    --              --              --          25,797             --
       Other assets                                           (1,451)          4,882         (10,512)          2,350          7,714
Increase (decrease) in operating liabilities:
       Accrued expenses and other liabilities                 93,876          31,696          53,657          (1,269)        21,432
       Income taxes payable                                   16,173         (25,106)          8,557          (6,497)           (92)

Origination of mortgage loans held for sale              (12,203,014)    (11,482,292)    (12,394,139)    (10,647,029)    (7,255,400)
Principal received from sales of mortgage loans held
  for sale                                                13,372,574      11,179,015       9,448,293       4,457,519      3,080,795
Proceeds from securitizations of mortgage loans held
  for sale                                                        --              --       2,993,315       5,855,914      7,336,612
Additions to mortgage-backed securities and
  derivatives                                                     --        (152,666)     (1,191,209)       (466,522)    (2,840,259)
Principal proceeds from sales of self-originated
  mortgage-backed securities                               1,809,796       1,333,188              --       1,104,227             --
Cash received from residual assets in securitizations         27,353          26,958          35,431          23,539         16,556
Principal repayments of mortgage-backed securities            93,845         212,927         274,035         172,172        108,403
                                                        ------------    ------------    ------------    ------------    -----------
  Net cash provided by (used in) operating activities      3,213,464       1,168,414        (948,091)        558,787        598,705
                                                        ------------    ------------    ------------    ------------    -----------
Cash flows from investing activities:
Purchases of premises and equipment                          (10,765)         (8,062)         (5,831)         (8,194)        (6,849)
Origination of mortgage loans held for investment           (970,335)     (2,084,025)     (1,301,364)       (133,757)            --
Proceeds from repayments of mortgage loans held for
  investment                                                 137,545          75,613           5,108              --             --
Purchases of mortgage-backed securities                   (1,389,336)     (3,298,636)     (2,417,565)       (933,929)            --
Principal proceeds from sales of purchased
  mortgage-backed securities                                      --          24,592         518,517          20,962      1,133,989
Principal repayments of purchased mortgage-backed
  securities                                                 438,297         409,080         414,667         361,049        368,671
Acquisition of business                                     (550,077)             --              --              --             --
                                                        ------------    ------------    ------------    ------------    -----------
  Net cash (used in) provided by investing activities     (2,344,671)     (4,881,438)     (2,786,468)       (693,869)     1,495,811
                                                        ------------    ------------    ------------    ------------    -----------
Cash flows from financing activities:
(Decrease) increase in warehouse lines of credit, net     (1,719,610)      1,309,037       1,499,457           7,011        (77,097)
(Decrease) increase in reverse repurchase agreements,
  net                                                       (907,094)      1,764,565       1,703,949        (382,537)      (351,001)
Increase (decrease) in collateralized debt
  obligations                                              1,847,293       1,057,906              --              --     (2,022,218)
(Decrease) increase in payable for securities
  purchased                                                  (46,425)       (293,178)        554,717              --             --
(Decrease) increase in commercial paper, net                  (5,549)       (255,117)         42,612         433,302        328,592
(Decrease) increase in drafts payable, net                    (4,377)          1,991          (7,775)         (1,853)         2,191
Increase in trust preferred securities                           330         106,724          48,550          48,414             --
Increase in notes payable, net                                11,405          13,543          49,706          96,721         23,578
Proceeds from issuance of common stock                           652             857         304,522             587            311
Dividends paid                                               (48,477)        (42,078)        (34,130)        (31,950)       (28,931)
                                                        ------------    ------------    ------------    ------------    -----------
  Net cash (used in) provided by financing activities       (871,852)      3,664,250       4,161,608         169,695     (2,124,575)
                                                        ------------    ------------    ------------    ------------    -----------
Net (decrease) increase in cash and cash equivalents          (3,059)        (48,774)        427,049          34,613        (30,059)
Cash and cash equivalents, beginning of period               575,650         624,424         197,375         162,762        192,821
                                                        ------------    ------------    ------------    ------------    -----------
Cash and cash equivalents, end of period                $    572,591    $    575,650    $    624,424    $    197,375    $   162,762
                                                        ============    ============    ============    ============    ===========

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                 FAIR VALUE OF FINANCIAL INSTRUMENTS (Unaudited)
                                 (In thousands)


                                                             March 31, 2006
                                               -------------------------------------------------
                                                                                Fair Value in
                                                                                  Excess of
                                                Carrying Value   Fair Value    Carrying Value
                                               ---------------  ------------  ------------------
Assets:
  Cash and cash equivalents                     $      572,591   $  572,591   $              --
  Accounts receivable and servicing advances           327,586      327,586                  --
  Mortgage-backed securities                         9,580,963    9,580,963                  --
  Mortgage loans held for sale, net                  1,589,613    1,607,056              17,443
  Mortgage loans held for investment, net            4,315,384    4,386,173              70,789
  Mortgage servicing rights, net                       371,974      371,974                  --
  Derivative assets*                                   102,267      165,072              62,805
                                                                              ------------------
                                                                              $         151,037
                                                                              ------------------


                                                                              Carrying Value in
                                                                               Excess of Fair
                                                                                    Value
                                                                              ------------------
Liabilities:
  Warehouse lines of credit                     $    1,754,581   $1,754,581   $              --
  Drafts payable                                        16,377       16,377                  --
  Commercial paper                                   1,073,630    1,073,630                  --
  Reverse repurchase agreements                      8,899,050    8,898,132                 918
  Collateralized debt obligations                    2,905,199    2,905,199                  --
  Payable for securities purchased                     215,114      215,114                  --
  Derivative liabilities                                 7,512        7,512                  --
  Trust preferred securities                           204,018      204,018                  --
  Notes payable                                        330,714      330,714                  --
                                                                              ------------------
                                                                              $             918
                                                                              ------------------

                                                                                Fair Value in
                                                                                  Excess of
                                                                               Carrying Value
                                                                              ------------------
                                                                              $         151,955
                                                                              ==================


* Derivative assets includes interest rate lock commitments ("IRLCs") to fund mortgage loans.

The carrying value excludes the value of the mortgage servicing rights ("MSRs") attached to the IRLCs in accordance with SEC Staff Accounting Bulletin No. 105. The fair value includes the value of MSRs.

                        AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                                          OPERATING STATISTICS


                                                                                Three Months Ended
                                                                   --------------------------------------------
                                                                                  March 31, 2005
                                                                   --------------------------------------------
                                                                                        (1)
                                                                         GAAP       Adjustments    As Adjusted
                                                                   --------------  -------------  -------------
Mortgage Holdings Segment:
------------------------------------------------------------------
Average loans and mortgage-backed securities in portfolio
   ($ billions) (2)                                                       5.9            1.5           7.4
Interest income ($ millions)                                             58.3           19.9          78.2
Average portfolio yield                                                  3.98%                        4.23%

Interest expense ($ millions)                                            39.0            7.7          46.7
Average cost of funds and hedges                                         2.79%                        2.71%

Net interest income ($ millions)                                         19.3           12.2          31.5
Net interest margin                                                      1.33%                        1.70%

Interest carry on free standing derivatives ($ millions)                 -5.0                         -5.0
Net interest income including interest carry on
    free standing derivatives ($ millions)                               14.3           12.2          26.5
Net interest margin including interest carry on free standing
   derivatives                                                           0.98%                        1.43%

Net change in mortgage-backed securities ($ billions)                    -1.6                         -1.6
Additions to loans in portfolio ($ billions)                              0.0                          0.0
Principal repayments of loans in portfolio ($ billions)                   0.0                          0.0
Net additions to loans in portfolio ($ billions)                          0.0                          0.0
Loans and mortgage-backed securities held - end of period
   ($ billions)                                                           7.2                          7.2
Mortgage-backed securities period end duration gap (in years)            0.09                         0.09

Loan Origination Segment:
------------------------------------------------------------------
Loan originations ($ billions)                                            7.2                          7.2
   Refinance                                                               48%                          48%
   ARM                                                                     53%                          53%

Average mortgage loans, net ($ billions)                                  6.2           -3.4           2.8
Net interest income excluding trust preferred and other interest
   expense ($ millions)                                                  41.3          -22.4          18.9
Net interest margin excluding trust preferred and other interest
   expense                                                               2.64%                        2.70%
Trust preferred and other interest expense ($ millions)                   0.4                          0.4
Net interest income ($ millions)                                         40.9          -22.4          18.5
Net interest margin                                                      2.62%                        2.65%
Loans securitized and held ($ billions)                                   2.8           -1.5           1.3
Loans securitized and sold ($ billions)                                   4.5           -2.0           2.5
Loans sold to third parties ($ billions)                                  3.1                          3.1

Gain on sales of loans, net of hedge gains ($ millions) (3)             156.4          -43.5         112.9
Excess of fair value over carrying value of loans added
  to investment portfolio ($ millions)                                    0.0                          0.0
                                                                   --------------   ------------   ------------
           Total ($ millions)                                           156.4          -43.5         112.9
                                                                   --------------   ------------   ------------

Gain on sales of loans, net of hedge gains (% of principal) (3)          2.26%                        1.64%
Excess of fair value over carrying value of loans added
  to investment portfolio (% of principal)                               0.00%                        0.00%
           Total (% of principal)                                        2.26%                        1.64%
Applications accepted ($ billions)                                       13.0                         13.0
Application pipeline ($ billions)                                         8.4                          8.4

                                                                                  March 31, 2005
                                                                   --------------------------------------------
Loan Servicing Segment:
------------------------------------------------------------------
Loan servicing portfolio - total with warehouse ($ billions)             19.9                         19.9
Loan servicing portfolio - loans sold or securitized ($ billions)        18.2                         18.2
Interest expense ($ millions)                                             1.4                          1.4
Weighted average note rate                                               5.21%                        5.21%
Weighted average service fee                                            0.344%                       0.344%
Average age (in months)                                                    14                           14


Notes:

(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

(2) Excludes loans held pending securitization.

(3) Prior to the fourth quarter of 2005, includes gain on current period securitizations, net of hedge gains.

            AMERICAN HOME MORTGAGE INVESTMENT CORP. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                    (In thousands, except per share amounts)


                                                                                        Three Months Ended
                                                                            ---------------------------------------
                                                                                          March 31, 2005
                                                                            ---------------------------------------
                                                                                             (1)
                                                                              GAAP       Adjustments    As Adjusted
                                                                            ---------    -----------    -----------
Net interest income:
     Interest income                                                        $ 146,894    $   (26,925)   $   119,969
     Interest expense                                                         (88,091)        16,766        (71,325)
                                                                            ---------    -----------    -----------
          Net interest income                                                  58,803        (10,159)        48,644
                                                                            ---------    -----------    -----------

Non-interest income:
     Gain on sales of mortgage loans                                           35,253             --         35,253
     Gain on sales of current period securitized mortgage loans                69,919        (25,258)        44,661
     Gain on sales of mortgage-backed securities and derivatives                6,132         (1,400)         4,732
     Unrealized gain (loss) on mortgage-backed securities and derivatives      57,499        (37,263)        20,236

     Loan servicing fees                                                       11,312          2,851         14,163
     Amortization and impairment of mortgage servicing rights                  (5,082)          (122)        (5,204)
     Change in fair value of mortgage servicing rights                             --             --             --
                                                                            ---------    -----------    -----------
          Net loan servicing fees (loss)                                        6,230          2,729          8,959
                                                                            ---------    -----------    -----------

     Other non-interest income                                                  1,466             --          1,466
                                                                            ---------    -----------    -----------
          Non-interest income                                                 176,499        (61,192)       115,307
                                                                            ---------    -----------    -----------

Non-interest expenses:
     Salaries, commissions and benefits, net                                   68,475             --         68,475
     Occupancy and equipment                                                   12,671             --         12,671
     Data processing and communications                                         5,950             --          5,950
     Office supplies and expenses                                               4,429             --          4,429
     Marketing and promotion                                                    4,130             --          4,130
     Travel and entertainment                                                   3,928             --          3,928
     Professional fees                                                          3,470             --          3,470
     Other                                                                      6,869             --          6,869
                                                                            ---------    -----------    -----------
          Non-interest expenses                                               109,922             --        109,922
                                                                            ---------    -----------    -----------

Net income before income tax expense                                          125,380        (71,351)        54,029

Income tax expense                                                                 --             --             --
                                                                            ---------    -----------    -----------

Net income                                                                  $ 125,380    $   (71,351)   $    54,029
                                                                            =========    ===========    ===========

Dividends on preferred stock                                                    3,305             --          3,305

                                                                            ---------    -----------    -----------
Net income available to common shareholders                                 $ 122,075    $   (71,351)   $    50,724
                                                                            =========    ===========    ===========

     Per share data:
       Basic                                                                $    3.03    $     (1.77)   $      1.26
       Diluted                                                              $    2.99    $     (1.75)   $      1.24

       Weighted average number of shares - basic                               40,308         40,308         40,308
       Weighted average number of shares - diluted                             40,811         40,811         40,811


Note:
(1) - Adjustments reflect the net effect on the period presented to reconcile the Company's operating statistics, results of operations and financial condition prepared in accordance with GAAP to the amounts adjusted as if the Company's fourth quarter 2004 securitization had qualified for SFAS 140 sale accounting treatment in the fourth quarter of 2004.

                                      A-2